Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

July 21, 2006

CONTACT:	BrianSchaefgen
(949) 759-5900

AMBASSADORS INTERNATIONAL, INC. ANNOUNCES ACQUISITION OF

BELLINGHAM MARINE INDUSTRIES

Newport Beach, California, July 21, 2006 – Ambassadors International, Inc. (NASDAQ: AMIE) announced today that it has acquired Bellingham Marine Industries (“Bellingham Marine”), a leader in the marine industry, through the acquisition of Nishida Tekko America Corporation (“NTAC”), the 100% owner of Bellingham Marine.

As the leading marina design/build construction company, Bellingham Marine is an innovative designer, manufacturer and builder of dock facilities throughout the world. Bellingham Marine’s products cover virtually every aspect of the marina industry, and include its Unifloat® saltwater dock systems, Unideck® freshwater dock systems and Unistack® dry boat storage systems. Its single-source expertise is unique within the industry, having assisted hundreds of owners and developers in moving their projects from concept to reality. Bellingham Marine has built more than 16.5 million square feet of dock systems throughout the world, including many high-profile, landmark projects located in waterfront city centers. With a history dating back to 1928, Bellingham Marine has its origins in, and remains headquartered in Bellingham, Washington, with additional facilities throughout the United States, Australia, New Zealand, Southeast Asia, Europe and Mexico. It also has licensing arrangements in the Far East and the Middle East.

Joe Ueberroth, President and CEO of Ambassadors International, Inc., stated, “We are pleased to announce our acquisition of Bellingham Marine, one of the most recognized, inventive and successful marine companies in the world. Its team continues to develop and deliver proven products to meet the changing needs of the marina world. We believe that it is very well run by an experienced management team and look forward to building upon this success.”

Brian Schaefgen, Chief Financial Officer of the Company, added, “Bellingham Marine has a successful financial track record under its current ownership and management team. We look forward to continuing this trend and expect the transaction to be accretive to the company in 2006. We look forward to the integration of the Bellingham Marine team and its 325 employees to the company.”

In the transaction, the Company paid cash consideration of $7.0 million to Nishida Tekko Corporation (“NTC”), the seller of NTAC and $6 million was paid to retire certain outstanding debt of NTAC. The transaction was concluded today, Friday, July 21, 2006.

Conference Call

Management of Ambassadors International, Inc. will answer questions regarding the acquisition of Bellingham Marine concurrently with its Q2 2006 financial results conference call scheduled for Thursday, July 27, 2006 at 11:30 a.m. Eastern Time. Interested parties may join the call by dialing (800) 795-1259, conference ID #: ANALYST. The conference call may also be joined via the Internet at www.ambassadors.com. For conference replay access, parties may dial (888) 566-0870 and follow the prompts or visit our website at www.ambassadors.com. A webcast will be made available following the conference call.

About Ambassadors International, Inc.

Ambassadors International, Inc. is a cruise, marine and travel and event company. The Company operates Majestic America Line, North America’s premier river and coastal cruise company. The Company also provides travel and event services and operates international marine facilities through subsidiary companies. The Company is headquartered in Newport Beach, California. In this press release, any reference to “Company,” “Ambassadors,” “management,” “we,” “us” and “our” refers to Ambassadors International, Inc. and its management team.

Forward-Looking Statements

This press release contains forward-looking statements that involve various risks and uncertainties, including statements relating to the Company’s future prospects, the benefits of our acquisition of Bellingham Marine and Bellingham Marine’s future prospects. The forward-looking statements contained in this release are based on our current expectations and entail various risks and uncertainties that could cause our actual results to differ materially from those suggested in our forward-looking statements. We believe that such risks and uncertainties include, among others, general economic and business conditions; overall conditions in the cruise, marine, travel and insurance industries; potential claims related to our reinsurance business; further declines in the fair market value of our investments; lower investment yields; our ability to successfully integrate the operations of companies or businesses we acquire and realize the expected benefits of our acquisitions (including Bellingham Marine); our ability to successfully and efficiently operate the businesses that we acquire (including Bellingham Marine); our ability to compete effectively in the U.S. cruise market; our ability to compete effectively in the U.S. and international marina construction markets; our ability to accurately estimate contract risks; our ability to service our debt and other factors discussed more specifically in our annual, quarterly and periodic filings with the Securities and Exchange Commission on Form 10-K, 10-Q and 8-K. Any projections provided in this release are based on limited information currently available to management and are subject to change. We are providing this information as of the date of this release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Additional Information

Please contact: Brian Schaefgen of Ambassadors International, Inc. at (949) 759-5900.

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